UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 27, 2014

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.        Unregistered Sales of Equity Securities

Item 8.01.        Other Events

On June 27, 2014, India Globalization Capital, Inc. (“IGC”) entered into an agreement with TerraSphere Systems, LLC and Greenlife Ventures, Inc. to develop multiple facilities to produce organic leafy green vegetables utilizing TerraSphere’s advanced pesticide-free organic indoor farming technology.  Under the agreement, IGC will own 51% of each venture once production is operational, and will have a right of first refusal to participate in all future build-outs.  IGC is required to make an investment in cash in the venture within 60 days after the date of agreement and, in consideration for IGC’s issuance of 50,000 shares of its common stock, IGC received a seven-year option to purchase the venture for cash or additional shares of its common stock.  The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as not involving any public offering.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(d)        Exhibits.  The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

99.1	Press Release issued by India Globalization Capital, Inc. on July 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: July 3, 2014	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer